Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of FieldPoint Petroleum Corporation of our report dated March 27, 2008, relating to our audit of the consolidated financial statements of FieldPoint Petroleum Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

Dallas, Texas

January 13, 2009